                                                                  EXHIBIT 3.1(P)

                          GENERAL PARTNERSHIP AGREEMENT


                  This GENERAL PARTNERSHIP AGREEMENT (this "Agreement") is made and entered as of October 15, 1995 by and among DOLE DRIED FRUIT AND NUT COMPANY, a California corporation ("Dole DF&N"), and DOLE NUT COMPANY, a California corporation ("Dole Nut"), as general partners.

                  WHEREAS, the parties hereto have formed a general partnership and desire to set forth in a written agreement the terms thereof and to provide for the governance of such partnership as a general partnership organized under the laws of the State of California pursuant to the California Uniform Partnership Act (the "Act").

                  NOW, THEREFORE, in consideration of the mutual promises made herein and intending to be legally bound, the parties agree as follows:

                                    SECTION 1

                                   DEFINITIONS

                  In addition to any terms defined in this Agreement, the following terms shall have the following meanings:

         1.1. Capital Contributions. The money and other property contributed to the Partnership as capital by any Partner, including contributions when this Partnership is formed and later contributions.

         1.2. General Partner or Partner. Each of Dole DF&N and Dole Nut, and/or any successor or additional general partner of the Partnership as provided herein (including, without limitation, the New General Partners), in such Person's capacity as general partner.

         1.3. Managing General Partner. The General Partner with the rights and duties set forth in Section 4.1 and initially designated as Dole Nut.

         1.4. Net Income and Net Loss. The net income or net loss of the Partnership for federal income tax purposes, as determined by the Managing General Partner, or at the Managing General Partner's direction, the Partnership's accountants.

         1.5. Partnership. Dole Dried Fruit and Nut Company, a California general partnership.

         1.6. Partnership Unit. The units into which the proprietary interests in the Partnership are divided, which may be whole or fractional, with each Partnership Unit representing the same amount of proprietary interest as any other. Reference to a majority in interest of the Partners means Partners whose combined Partnership Units represent more than fifty percent (50%) of the Partnership Units of all Partners then outstanding. Reference to a specified percentage in interest of the Partners means Partners whose combined Partnership Units represent such specified percentage of the Partnership Units of all Partners then outstanding. Each Partner shall be issued one Partnership Unit for each $100,000 in cash or property (based on the fair market value of such property at the time of contribution, as agreed to between the contributing Partner and the Partnership) contributed by such Partner to the Partnership pursuant to this Agreement.

         1.7. Person. Any natural person, corporation, trust, estate, association, unincorporated organization or other entity.

         1.8. Property. Any personal or real property owned or acquired by the Partnership or in which the Partnership has an ownership interest.

                                    SECTION 2

                                    FORMATION

         2.1. Formation. The Partners have formed the Partnership as of October 15, 1995 (the "Formation Date") as a general partnership in accordance with the Act upon the terms and conditions set forth in this Agreement. The rights, duties and liabilities of the Partners shall be as provided in the Act, except as otherwise provided herein. As of the Formation Date, each of Dole DF&N and Dole Nut are deemed admitted to the Partnership as a General Partner.

         2.2. Purpose. The purpose and character of the Partnership is to engage in any lawful act, business or activity for which a general partnership may be formed under the Act and to exercise all such powers and to perform all such acts as are necessary or incidental in connection with the foregoing. The Partnership shall have the power to do any and all acts necessary or advisable for the furtherance of its businesses and activities.

         2.3. Name. The name of the Partnership shall be "Dole Dried Fruit and Nut Company, a California general partnership." The Partnership shall conduct business under such name or such other name as the Managing General Partner may designate from time to time.

         2.4. Place of Business. The Partnership's principal place of business shall be 31355 Oak Crest Drive, Westlake Village, California 91361, or such other address as may hereafter be designated from time to time in writing by the Managing General Partner.

         2.5. Title to Property. All property of the Partnership shall be held in the name of the Partnership.

         2.6. Filings. Promptly after the date the Partnership begins and any subsequent change in its membership, the Managing General Partner shall sign, acknowledge and verify a statement as provided in Section 15010.5 of the Act, and cause it to be recorded in each county in California in which the Partnership owns or contemplates owning real property or any interest in real property. That statement shall include a statement as permitted under Section 15010.7 of the Act to the effect that any conveyance, encumbrance or transfer of an interest in the Partnership's Property must be signed on behalf of the Partnership by the Managing General Partner.

         2.7. Admission of Substitute General Partners for Dole DF&N. The General Partners agree that Dole DF&N may distribute, either in the form of a dividend or a liquidating distribution, to its shareholders (individually, a "New General Partner" and, collectively, the "New General Partners") the number of Partnership Units set forth opposite such New General Partner's name on the signature pages hereto, which Partnership Units aggregate to the number of Partnership Units held by Dole DF&N on the Formation Date. Each New General Partner shall succeed to its pro rata share of the capital account of Dole DF&N in the Partnership. At the time of the distribution, and without any further action on the part of the Partners, the New General Partners shall be admitted as General Partners and Dole DF&N shall cease to be a General Partner.

                                    SECTION 3

                              TERM AND DISSOLUTION

         3.1. Term. The term of this Partnership shall commence on the Formation Date and shall continue until the earliest to occur of the following events: (a) a majority in interest of the General Partners shall give written notice (the "Dissolution Notice") to the Partnership and to the other General Partners of an election to dissolve the Partnership; (b) the sale or other transfer of all or substantially all of the assets of the Partnership and the distribution of the proceeds; or (c) entry of a judicial decree of dissolution. The existence of the Partnership as an entity shall continue until it is dissolved, wound up and terminated in accordance with the terms of this Agreement.

         3.2. Distribution on Dissolution. If a Dissolution Notice is delivered, the Partnership shall dissolve and its affairs shall be wound up on the last day of the calendar month first occurring sixty (60) days after the date of the Dissolution Notice. Upon dissolution of the Partnership for any reason, the Managing General Partner (or other authorized liquidating trustee for the Partnership) shall wind up the business of the Partnership and shall liquidate its assets. Upon such liquidation, the assets of the Partnership shall be applied in the following order: (a) first, to the payment of all debts, obligations and liabilities of the Partnership to third parties and the necessary expenses of liquidation, in the order of priority provided by law; (b) second, to a deposit in a trust account of a reasonable amount for payment of contingent liabilities to third parties and expenses, which account shall be liquidated and distributed as provided below if and when the Managing General Partner (or such trustee) determines that all such contingencies have ceased to exist; (c) third, to the payment of all debts, obligations and liabilities of the Partnership to the General Partners, if any, in the same proportion as said debts, obligations and liabilities of the Partnership to all such General Partners may exist; and (d) fourth, to the General Partners pro rata in proportion to their Partnership Units. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of their fair market values, and any General Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other General Partners so entitled.

         3.3. Termination and Filings Upon Dissolution. The Partnership or the liquidating trust, as the case may be, shall terminate when all property has been disposed of and its assets, after provision for payment of its liabilities, have been distributed among the General Partners in accordance with Section 3.2 above. Upon the completion of the winding up of the Partnership, the Managing General Partner or the trustee, as the case may be, shall execute, file and/or record such documents or instruments required or desirable to effectuate or evidence the dissolution and termination of the Partnership.

                                    SECTION 4

                            DUTIES AND POWERS OF THE
                    MANAGING GENERAL PARTNER; INDEMNIFICATION

         4.1. Powers of the Managing General Partner. Partners holding a majority in interest of the Partnership Units outstanding at any time shall have the right to appoint and remove the Managing General Partner. The initial Managing General Partner shall be Dole Nut. The Managing General Partner shall have control over the business of the Partnership and assume direction of its business operations. The Managing General Partner shall consult and confer as far as practicable with the non-managing Partners, but the power of decision shall be vested in the Managing General Partner. The Managing General Partner's duties shall include control over the Partnership's books and records and hiring any independent public accountants it deems necessary for this purpose. Except as otherwise expressly provided in this Agreement, all things to be done by the Partnership shall be done under the Managing General Partner's control and supervision. The Managing General Partner shall be entitled to reimbursement monthly, on the submission of an itemized account, of any sums it shall have expended for the benefit of the Partnership's business. On the Managing General Partner's resignation or removal, a successor Managing General Partner shall be selected by a majority in capital interest of the Partners.

         4.2. Limitation on Powers of the Managing General Partner. Without the prior consent of all of the General Partners, the Managing General Partner shall not have authority to:

                  (a) Dispose of all or substantially all of the Partnership's assets;

                  (b) Admit a Person as a General Partner (other than as provided in Section 2.7 above); or

                  (c) Amend this Agreement.

         4.3. Duties of the Managing General Partner. The Managing General Partner shall: (i) devote to the Partnership such time as the Managing General Partner deems necessary to conduct the Partnership business and affairs in an appropriate manner; (ii) prepare or cause to be prepared and to file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership; (iii) cause the Partnership to pay any taxes payable by the Partnership; and (iv) perform all duties imposed on a "tax matters partner" of the Partnership by the Internal Revenue Code.

         4.4. Liability of the Managing General Partner and Indemnification. To the fullest extent permitted by law: (i) the Managing General Partner shall not be liable to the Partnership, the other General Partners, or any Person that acquires an interest in the Partnership Units, whether as assignee or otherwise, for errors in judgment or for any acts or omissions (whether negligent or otherwise), provided that the Managing General Partner acted in good faith and without gross negligence; and (ii) the Partnership, its receiver or its trustee shall indemnify and hold harmless the Managing General Partner from any losses, costs or damages (including reasonable attorneys' fees) arising by reason of any act or omission or alleged act or omission arising out of its activities as Managing General Partner (subject to the above proviso); provided, however, that the satisfaction of any indemnification shall be only from Partnership assets and no General Partner shall have any personal liability on account thereof.

         4.5. Investment Opportunities. No General Partner shall be obligated to present any particular investment opportunity to the Partnership, even if the opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and each General Partner shall have the right to take for such Partner's own respective account or to recommend to others any investment opportunity.

         4.6. No Compensation. No Partner shall receive any compensation for services rendered to the Partnership unless such compensation is specifically consented to by all of the Partners.

                                    SECTION 5

                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

         5.1. Initial Capital Contributions. The initial capital contribution of Dole DF&N and Dole Nut shall be all of such General Partner's right, title and interest in and to substantially all of its assets used in its dried fruit and nut business, including the capital stock of its subsidiaries, as described in Exhibit A hereto. Each such Partner hereby assigns, delegates and transfers to the Partnership all of such Partner's right, title and interest in and to the assets described in Exhibit A hereto and any income derived therefrom. The Partnership agrees to accept the assets transferred by such Partner on an "AS IS, WHERE IS, WITH ALL FAULTS" basis. The Partnership further agrees to assume, pay and perform all liabilities and obligations of such Partner associated with the assets being transferred of whatever kind or nature, known or unknown, accrued, contingent or otherwise. Each Partner agrees, from time to time, to execute such further agreements and instruments as shall be necessary or desirable to more fully vest ownership of such assets in the Partnership and to confirm the Partnership's ownership thereof to any Person.

         5.2. Issuance of Partnership Units. The parties agree that the net fair market value as of the Formation Date of the initial Capital Contribution of Dole Nut is $13,454,000 and of Dole DF&N is $126,264,000 and thus the initial number of Partnership Units to be issued to each is 134.54 and 1,262.64, respectively. Each such Partner shall be issued such number of Partnership Units.

         5.3. Additional Capital Contributions. Each New General Partner shall make an additional Capital Contribution to the Partnership of the net cash proceeds received by such New General Partner from the sale of all shares of Preferred Stock of Castle & Cooke, Inc. held or acquired by such New General Partner. Such Capital Contribution shall be made within ten (10) days of receipt of such funds, in exchange for which each New General Partner shall be issued a number of additional Partnership Units equal to the amount of the Capital Contribution divided by $100,000. Except as set forth in the preceding sentence, no Partner shall be obligated to make any additional Capital Contribution to the Partnership unless agreed to by all of the Partners.

         5.4. Capital Accounts. A separate capital account (a "Capital Account") shall be maintained for each Partner in accordance with the rules set forth in the Treasury Regulations promulgated under the Internal Revenue Code.

         5.5. Partnership Capital. No Partner shall be paid interest on any Capital Contribution to the Partnership or on such Partner's Capital Account, notwithstanding any disproportion therein as among the Partners. No Partner shall have the right to receive any return of any Capital Contribution except as expressly set forth herein.

                                    SECTION 6

                          DISTRIBUTIONS AND ALLOCATIONS

         6.1. Net Income and Net Loss. Net Income and Net Loss shall be allocated to the Partners in proportion to the number of Partnership Units held by each Partner relative to the total Partnership Units then outstanding and shall be pro rated for any change in the number of Partnership Units held by each Partner during the respective period.

         6.2. Tax Allocations. Net Income and Net Loss shall be allocated for tax purposes in the same proportion as set forth in Section 6.1 above, except that, in accordance with Section 704(c) of the Internal Revenue Code and the regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the Partnership by a Partner shall be allocated so as to take into account any variation between the adjusted tax basis of such property and its fair market value at the time of such contribution. Any elections or other decisions relating to such allocations shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

         6.3. Distributions. The Managing General Partner may accumulate Partnership cash to make additional Partnership investments of any kind consistent with the conduct of the Partnership's business. The Partnership shall distribute any surplus cash of the Partnership to the Partners as the Managing General Partner determines is not needed for such additional investments or to meet the Partnership's anticipated present and future cash needs. Any such distribution shall be in proportion to the number of Partnership Units held by each Partner relative to the total Partnership Units then outstanding.

                                    SECTION 7

                  BOOKS AND RECORDS; FISCAL YEAR; BANK ACCOUNTS

         7.1. Books and Records. The Managing General Partner shall maintain, or cause to be maintained, all records necessary for documenting and reporting the business and affairs of the Partnership.

         7.2. Fiscal Year; Tax Returns. The Partnership's tax and fiscal year shall be the calendar year. The Managing General Partner shall, or shall instruct the Partnership's accountants to, prepare and file all required income tax returns for the Partnership.

         7.3. Bank Accounts. All Partnership funds shall be deposited in the Partnership's name and shall be subject to withdrawal only on the signature of the Managing General Partner.

                                    SECTION 8

                     TRANSFER OF PARTNERSHIP UNITS; REMOVAL

         8.1. Transfer of Partnership Units. Except pursuant to Section 2.7, a Partner shall not transfer, sell or assign its Partnership Units except with the written consent of the Managing General Partner. Any successor Partner pursuant to this Section 8.1 is hereby authorized to and shall continue the business of the Partnership. Any assignee to which the Partner's Partnership Units are assigned in compliance with this Section 8.1 shall be substituted or added as a Partner by the filing of appropriate amendments to this Agreement.

         8.2. Transfer of Entire Interest as a Partner. Upon the transfer by any Partner of its entire interest in the Partnership pursuant to this Agreement, the transferor Partner shall not cease to be a Partner of the Partnership until after the transferee has been admitted as a Partner of the Partnership, and the business of the Partnership shall be continued by the remaining Partners without dissolution.

         8.3. Binding on Successors. Subject to this Section 8, the rights and obligations of the Partners shall inure to and be binding upon the heirs, successors, and assignees of the Partners.

         8.4. Certain Adjustments. Upon assignment or transfer of any Partnership Units pursuant to this Section 8, the distributions and allocations set forth in Section 6 above shall be adjusted on whatever reasonable, consistently applied basis selected by the Managing General Partner and permitted by the applicable Treasury Regulations under Section 706 of the Internal Revenue Code.

         8.5. Prohibited Assignments. Any assignment made in violation of this
Section 8 shall be void.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1. Headings. The titles and headings of the various sections of this Agreement are intended solely for convenience of reference and shall not control or modify any of the provisions of this Agreement.

         9.2. Entire Agreement. This Agreement, which includes Exhibit A, contains all representations and the entire understanding and agreement among the parties. This Agreement supersedes all prior agreements or understandings, whether written or oral.

         9.3. Amendment. This Agreement may be amended only by a writing signed by all of the Partners.

         9.4. Governing Law. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of California.

         9.5. Attorneys' Fees. In any dispute between Partners relating to this Agreement, whether or not resulting in litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs, including, but not limited to, reasonable attorneys' fees.

         9.6. Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable in any jurisdiction, such provision or provisions shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof.

         9.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         9.8. Interpretation. As used in this Agreement and to the extent appropriate, the masculine, feminine, and neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

                  IN WITNESS WHEREOF, the Partners have signed this Agreement effective as of the date first set forth above.


      Partnership Units                     GENERAL PARTNERS

              1,262.64                      DOLE DRIED FRUIT AND NUT COMPANY,
                                            a California corporation


                                            By:  /s/
                                                 -------------------------------

                                            Its: President
                                                 -------------------------------


                134.54                      DOLE NUT COMPANY
                                            a California corporation


                                            By:  /s/
                                                 -------------------------------

                                            Its: President
                                                 -------------------------------


TOTAL         1,397.18

ALLOCATION OF DOLE DF&N                      NEW GENERAL PARTNERS
PARTNERSHIP UNITS:                           admission effective as of the
                                             satisfaction of the condition set
                                             forth in Section 2.7):

       542.93                                MK DEVELOPMENT, INC.
                                             a Hawaii corporation


                                             By:  /s/
                                                  ----------------------------

                                             Its: Vice President
                                                  ----------------------------


        12.63                                LANAI HOLDINGS, INC.
                                             a Hawaii corporation


                                             By:  /s/
                                                  ----------------------------

                                             Its: Secretary
                                                  ----------------------------


        37.88                                LINDERO PROPERTIES, INC.
                                             a California corporation


                                             By:  /s/ J. Brett Tibbitts
                                                  ----------------------------

                                             Its: Secretary
                                                  ----------------------------


        25.25                                CASTLE & COOKE COMMUNITIES, INC.
                                             a Hawaii corporation


                                             By:  /s/ J. Brett Tibbitts
                                                  ----------------------------

                                             Its: Secretary
                                                  ----------------------------

                                      CASTLE & COOKE ARIZONA, INC.
                      12.63           an Arizona corporation


                                      By:
                                             ----------------------------------

                                      Its:
                                             ----------------------------------


                     101              LANAI HOLDINGS, INC.
                                      a Hawaii corporation


                                      By:    /s/
                                             ----------------------------------

                                      Its:   Vice President
                                             ----------------------------------


                      12.63           CASTLE & COOKE BAKERSFIELD HOLDINGS, INC.
                                      a Delaware corporation


                                      By:
                                             ----------------------------------

                                      Its:
                                             ----------------------------------


                     277.78           CASTLE & COOKE HOMES, INC.
                                      a California corporation


                                      By:
                                             ----------------------------------

                                      Its:   President
                                             ----------------------------------


                     227.28           CASTLE & COOKE HOMES HAWAII, INC.
                                      a Hawaii corporation


                                      By:    /s/
                                             ----------------------------------

                                      Its:   President
                                             ----------------------------------

                                      CASTLE & COOKE ARIZONA, INC.
                      12.63           an Arizona corporation


                                      By:    /s/
                                             ----------------------------------

                                      Its:   President
                                             ----------------------------------


                     101              LANAI COMPANY, INC.
                                      a Hawaii corporation


                                      By:
                                             ----------------------------------

                                      Its:
                                             ----------------------------------


                      12.63           CASTLE & COOKE BAKERSFIELD HOLDINGS, INC.
                                      a Delaware corporation


                                      By:    /s/
                                             ----------------------------------

                                      Its:   President
                                             ----------------------------------


                     277.78           CASTLE & COOKE HOMES, INC.
                                      a California corporation


                                      By:    /s/
                                             ----------------------------------

                                      Its:   President
                                             ----------------------------------


                     227.28           CASTLE & COOKE HOMES HAWAII, INC.
                                      a Hawaii corporation


                                      By:
                                             ----------------------------------

                                      Its:
                                             ----------------------------------

                                      CASTLE & COOKE SIERRA VISTA, INC.
                    12.63             a California corporation


                                       By:    /s/
                                             ----------------------------------

                                      Its:   President
                                             ----------------------------------

                                    EXHIBIT A


                  This list of assets transferred to Dole Dried Fruit and Nut Company, a California general partnership ("Transferee"), is attached as Exhibit A to and made a part of that certain General Partnership Agreement dated as of October 15, 1995, between Dole Dried Fruit and Nut Company, a California corporation ("Dole DF&N"), and Dole Nut Company, a California corporation ("Dole Nut"):

         (a) Contribution of Dole DF&N:

                  All of the assets, properties and rights (including any interests in real property) of Dole DF&N used in, or relating to, the business (the "Dole DF&N Business") of receiving, processing, marketing and shipping raisins, dates and other dried fruits of every kind, character or description, whether tangible, intangible or mixed, and wherever located, including without limitation, the following:

                  (a) all real property, together with all improvements thereon owned by Dole DF&N and related to the Dole DF&N Business, consisting primarily of the Raisin Processing facilities at Locans and Malaga, both in Fresno County, California;

                  (b) all machinery, equipment, furniture, furnishings, vehicles, tools, spare parts and fixtures owned by Dole DF&N and related to the Dole DF&N Business;

                  (c) all governmental licenses, permits, consents and certificates of compliance held by Dole DF&N and related to the Dole DF&N Business;

                  (d) all licenses, contracts, leases, agreements, commitments, purchase orders, option rights, union contracts, loan agreements, notes and security agreements, grower agreements, warehouse and storage agreements, management agreements, consulting agreements and other binding arrangements to which Dole DF&N is a party and which relate to the Dole DF&N Business, including all claims and rights thereunder;

                  (e) all trademarks, trade names, patents, patent applications, copyrights, copyright applications, inventions, trade secrets, technical know-how, software license agreements, formulas, customer lists, product catalogs, product literature, manuals, advertising materials, supplier lists, artwork, schematics, plans, blue prints, engineering data, architectural drawings, studies, hardware, software, databases, programs and all other intellectual property, and other records owned by Dole DF&N and related to the Dole DF&N Business;

                  (f) all cash, cash equivalents, bank accounts, advances, deposits, original entry books and records, prepaid expenses, accounts receivable and any contractual rights to any such assets, including rights to refunds, deposits and rebates held by or for the account of Dole DF&N and related to the Dole DF&N Business;

                  (g) all rights of Dole DF&N, as a member or participant with the Raisin Administrative Committee, the Prune Administrative Committee, the Date Administrative Committee and all other commodity marketing boards related to the Dole DF&N Business; and

                  (h) all of the outstanding capital stock of Dole ABPIK, Inc. and Dole DF&N, Inc.

         (b) Contribution by Dole Nut Company:

                  All of the assets, properties and rights (including any interests in real property) of Dole Nut used in, or relating to, the business (the "Dole Nut Business") of receiving, processing, marketing and shipping almonds, whether tangible, intangible or mixed, and wherever located, including without limitation, the following:

                  (a) all real property, together with all improvements thereon owned by Dole Nut and related to the Dole Nut Business, consisting primarily of the Almond Processing Plan in Orland, Glenn County, California, as well as the Butte Receiving Station in Butte County, California, the Turlock Receiving Station in Stanislaus County, California and the Earlimart Receiving Station in Tulare County, California.

                  (b) all machinery, equipment, furniture, furnishings, vehicles, tools, spare parts and fixtures owned by Dole Nut and related to the Dole Nut Business;

                  (c) all government licenses, permits, consents and certificates of compliance held by Dole Nut and related to the Dole Nut Business;

                  (d) all licenses, contracts, leases, agreements, commitments, purchase orders, option rights, union contracts, loan agreements, notes and security agreements, grower agreements, warehouse and storage agreements, management agreements, consulting agreements and other binding arrangements to which Dole Nut is a party and which relate to the Dole Nut Business, including all claims and rights thereunder;

                  (e) all trademarks, trade names, patents, patent applications, copyrights, copyright applications, inventions, trade secrets, technical know-how, software license agreements, formulas, customer lists, product catalogs, product literature, manuals, advertising materials, supplier lists, artwork, schematics, plans, blue prints, engineering data, architectural drawings, studies, hardware, software, databases, programs and all other intellectual property, and other records owned by Dole Nut and related to the Dole Nut Business;

                  (f) all cash, cash equivalents, bank accounts, advances, deposits, original entry books and records, prepaid expenses, accounts receivable and any contractual rights to any such assets, including rights to refunds, deposits and rebates held by or for the account of Dole Nut and related to the Dole Nut Business; and

                  (g) all rights of Dole Nut, as a member or participant with any and all commodity marketing boards related to the Dole Nut Business.